

WEALTH MINERALS LTD.
LOCATION OF
ALEMANIA & AMBLAYO PROPERTIES
PROVINCE OF SALTA
ARGENTINA
DRAWN BY: JMD/KK
SCALE: As shown
APPROVED BY: J M Dawson, P. Eng
DATE: MAY, 2006
ARGENTINA
Tropic of Capricorn
BOLIVIA
ARGENTINA
CHILE
ARGENTINA
Santa Catalina
La Quiaca
Santa Victoria
Laguna de Pozuelos
Rinconada
Laguna de Vilama
Abra Pampa
JUJUY PROVINCE
Iruya
San Ramon de la Nueva Oran
Humahuaca
Laguna de Guayatayoc
Rio Bermejo
Susques
Valle Grande
Tilcara
R. San Francisco
Cdad. de Ldor Grl. San Martin
Tumbaya
R. Grande
SALTA PROVINCE
SAN SALVADOR DE JUJUY
San Pedro
Santa Clara
Rivadavia
San Antonio de los Cobres
El Carmen
SALTA PROVINCE
La Caldera
Grl. Guemes
La Poma
R. Calchaqui
SALTA
Cerrillos
Rosario de Lerma
Chicoana
Cachi
Emb. El Tunal
Joaquin V. Gonzalez
Emb. Cabra Corral
AMBLAYO PROPERTY
La Vina
Molinos
Guachipas
Metan
ALEMANIA PROPERTY
CATAMARCA PROVINCE
Rosario de la Frontera
Canal de Dios
Monte Quemado
San Carlos
Cafayate
Antofagasta de la Sierra
La Candelaria
Trancas
TUCUMAN PROVINCE
Burruyacu
SANTIAGO DEL ESTERO PROVINCE
CHACO PROVINCE
FORMOSA PROVINCE
KILOMETRES
0
50
100
24°
25°
26°
67°
66°
65°